UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Axion International Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Axion International Holdings, Inc.

Annual Meeting of Shareholders
to be held on October 22, 2010

Dear Axion Shareholder:

Axion International Holdings, Inc. will hold its Annual Meeting of Shareholders on Friday, October 22, 2010, at 10:00 a.m. Eastern Time.  The meeting will be held at the Best Western Murray Hill Inn located at 535 Central Avenue, New Providence, NJ 07974.

The enclosed Notice of Annual Meeting of Shareholders and the Proxy Statement describe the various matters to be acted upon during the meeting.  We encourage you to review these materials carefully.

Your vote is important, regardless of the number of shares that you hold.  Whether or not you plan to attend the meeting, please vote by following the instructions on the enclosed proxy card.  If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Thank you for your ongoing support of and continued interest in Axion, as well as your participation in this Annual Meeting.

Sincerely,

James Kerstein
Chief Executive Officer

September 28, 2010

AXION INTERNATIONAL HOLDINGS, INC.
180 South Street, Suite 104
New Providence, New Jersey 07974

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	October 22, 2010
TIME	10:00 a.m., Eastern Time
PLACE	Best Western Murray Hill Inn, 535 Central Avenue, New Providence, NJ 07974
RECORD DATE	September 2, 2010
MEETING ADMISSION
You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on September 2, 2010, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Axion stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on September 2, 2010, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership.  Shareholders and proxyholders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

ITEMS OF BUSINESS
(1) To elect six members to the Board of Directors to serve until their respective successors are elected and qualified;
(2) To adopt the Axion International Holdings, Inc. 2010 Stock Plan;
(3) To ratify the selection of Jewett, Schwartz, Wolfe & Associates, independent registered public accountants, to audit the financial statements of Axion for the year ending September 30, 2010; and
(4) To transact such other matters as may properly come before the meeting or any adjournment thereof.

SHAREHOLDER LIST
A list of all shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our offices, 180 South Street, Suite 104, New Providence, NJ 07974.

By order of the Board of Directors,

Gary Anthony, Acting Secretary
September 28, 2010

AXION INTERNATIONAL HOLDINGS, INC.
180 South Street, Suite 104
New Providence, NJ 07974
(908) 542-0888

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 22, 2010

Important Notice Regarding the Availability of Proxy Materials for the 2010 Shareholder Meeting to Be Held on October 22, 2010.

The proxy statement, our annual report on form 10-K/A-2 and our quarterly report for the quarter ended June 30, 2010 on form 10-Q are available electronically at http://edocumentview.com/AXIH.

VOTING PROCEDURES AND SOLICITATION

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save us the expense of following up with a second mailing. We are sending these proxy materials to shareholders beginning on or about September 28, 2010.

METHODS OF VOTING

Shareholders of record may vote by signing and returning the enclosed proxy card. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.” These proxy materials and the proxy card have been sent directly to you by Computershare. You may also vote by telephone using the toll-free number shown on the proxy or voting instruction card. Telephone voting is available 24 hours a day, and if you use this method, you do not need to return a proxy or voting instruction card.

If you send in a proxy card or vote by telephone and also attend the meeting in person, the proxy holders will vote your shares as you previously instructed unless you inform the Secretary at the meeting that you wish to vote in person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of the shares held in street name. These proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by following the voting instructions provided by your broker, bank or other holder of record.

REVOKING OR CHANGING A PROXY

If you are the shareholder of record, you may revoke your proxy or change your vote by:

•	signing and returning another proxy card on a later date;

•	sending written notice of revocation or change to the Secretary at our offices, 180 South Street, Suite 104, New Jersey 07974; or

•	informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy or written revocation or change must arrive at our corporate offices before the start of the meeting.

If you are a beneficial owner, you may revoke your proxy or change your vote only by following the instructions from the broker, bank or other holder of record that holds your shares, or by obtaining a legal proxy from the broker, bank or holder of record that holds your shares giving you the right to vote the shares. You may vote in person at the meeting only if you are the shareholder of record or if you are a beneficial owner and have obtained a legal proxy from the broker, bank or holder of record that holds your shares.

PROXY SOLICITATION

We are soliciting proxies on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers and employees may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock. We may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding soliciting materials to beneficial owners.

HOW PROXIES ARE VOTED

The proxy holder is James Kerstein, our chief executive officer. The proxy holder will vote your shares according to your instructions on the proxy card. If a signed proxy card does not contain instructions, the proxy holder will vote the shares FOR the election of the director nominees listed on the card, FOR adoption of the Axion International Holdings, Inc. 2010 Stock Plan, and FOR ratification of the appointment of Jewett, Schwartz, Wolfe & Associates (“JSW”). Mr. Kerstein may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

QUORUM AND VOTES REQUIRED

A majority of the votes of outstanding shares of common stock represented at the meeting in person or by proxy, constitutes a quorum. Abstentions and “broker non-votes” will count towards the quorum.  Broker non-votes occur if you do not give instructions to the broker and the matter to be voted on is “non-discretionary.” In such event, the broker will not be permitted to vote on the matter.  Directors are elected by a plurality of votes cast, so the nominees receiving the most votes will be elected. Shareholders who do not wish to vote for one or more of the individual nominees may withhold their authority to vote in the manner provided on the proxy card. Brokerage firms do not have authority to vote customers’ unvoted shares held by firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will have no effect on the results of this vote. The affirmative vote of the holders of at least a majority of the shares represented and voting at the annual meeting at which a quorum is present is necessary for adoption of the Axion International Holdings, Inc. 2010 Stock Plan, and for ratification of the appointment of JSW.

WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?

If you hold your shares in street name it is critical that you cast your vote if you want to be counted for the election of directors in Proposal 1 and for approval of the Axion International Holdings, Inc. 2010 Stock Plan in Proposal 2 of this proxy statement. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or for the approval of a stock plan, your bank, broker or other holder of record was allowed to vote these shares on your behalf in these matters as it felt appropriate.

Recent changes in regulations were made to take away the ability of your bank, broker or other holder of record to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record how to vote in the election of directors or for approval of the stock plan, no votes will be cast on these proposals on your behalf.

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

ADJOURNED MEETING

The Chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place.  Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken.  If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting.  Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 60 days after the original date fixed for the meeting.

TABULATION OF VOTES

The votes will be tabulated and certified by our transfer agent, Computershare.

 VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock at the close of business on the record date of September 2, 2010, amounting to 22,022,430 shares in the aggregate, are entitled to vote at the meeting at a rate of one vote per share.

There are no rights of appraisal or similar rights of dissenters with respect to the items of business at this meeting.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

In December 2000, the Securities and Exchange Commission (“SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another of our shareholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•
If your shares are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at (800) 962-4284 or writing them at Computershare Trust Company, N.A., PO Box 43070, Providence, RI 02940-3070.

•
If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) has nominated the six persons listed below to serve as directors. We recommend voting FOR these six nominees. At the meeting, the six nominees who receive the most votes will be elected as directors to serve until the next annual meeting, or until their successors are elected and qualified. Each of the nominees is currently a director.  Mr. Kerstein was appointed by our Board in March 2008. Mr. Slater and Mr. Siegel were appointed by our Board in June 2009. Mr. Love was appointed by our Board in March 2010.  Mr. Jacobson and Mr. Dodd were appointed to our Board in September 2010.  If any of the nominees should become unavailable to serve on the Board, the proxy holders will vote your shares for a Board-approved substitute, or the Board may reduce the number of directors.

THE NOMINEES

Name	Age	Position with the Company
James Kerstein	51	Chief Executive Officer and Director
Alan Siegel	71	Director
Miles Slater	67	Director
Bradley C. Love	48	Director
Perry Jacobson	51	Director
Michael Dodd	39	Director

The principal occupations of and certain other information about each director nominee are as follows:

James J. Kerstein. Mr. Kerstein has served as one of our directors and as our Chief Executive Officer since March 30, 2008, the date upon which we acquired Axion International, Inc. (“Axion International”) pursuant to a merger (the “Merger”).  He has served as the Chief Executive Officer of Axion International since 2007.  Mr. Kerstein was the President of Plast-O-Matic Valves Inc., a privately-held manufacturer of high end polymer valves focused on the semiconductor and wastewater industries from December 2004 through May 2007.   From 1996 to 2004, he was the founder, Chief Executive Officer, President and Chairman of Polywood, Inc., a manufacturer of recycled plastic resins utilizing the Rutgers University developed technologies for the production of structural plastic products.  Mr. Kerstein is credited as a co-inventor on multiple patents dealing with formulations and uses of recycled plastics. Mr. Kerstein received a BBA in Accounting from George Washington University and a Master’s degree in Human Resources Management Development from Chapman University.

Alan Siegel. Mr. Siegel is founder and CEO of the brand consultancy, Siegel+Gale, devoted to positioning global companies for competitive success.  Since the consultancy’s founding in 1969, Mr. Siegel has created strategic branding programs for many leading companies, including 3M, CBS, Xerox and American Express.  Previously, he held various positions in the communications industry at agencies such as BBDO, Ruder Finn, and Sandgren & Murtha. A consultant, teacher and commentator, Mr. Siegel has advised and written extensively on simplicity and the use of plain English in business communications and documents.  He has also served on advisory boards of a number of private businesses and cultural organizations.  Mr. Siegel is a graduate of Cornell University’s School of Industrial and Labor Relations.

Miles Slater. Mr. Slater has served as our interim President since May 14, 2010.  He is a former President and CEO of Salomon Brothers International, Ltd. and also served as a member of Salomon Brothers’ Board of Directors. Mr. Slater began his career in investment banking working at the Federal Open Market Committee Trading Desk and held senior executive and board positions with several Wall Street firms including First Pennco Securities, Blyth Eastman Dillon and Bankers Trust Company. He has also been Chairman of the Advisory Board of the Swiss Private bank Bank Julius Baer.  Since his retirement from Salomon Brothers in 1988, Mr. Slater has periodically provided financial consulting services to various companies and has served on numerous private-company and not-for-profit boards. Mr. Slater holds a degree in Finance from New York University.

Bradley C. Love. Mr. Love has been self employed as an independent financial consultant since October 2008.  During this period, he has been a financial consultant to Regal Capital LLC, one of our management consultants and a registered representative for a broker-dealer.  From March 2003 until October 2008, Mr. Love was a Financial Advisor-Business Development with Wachovia Securities in McLean, Virginia.  He received a BBA in Business Management from The College of William and Mary in 1983.

Perry Jacobson. Mr. Jacobson, is currently serving as a Managing Director at Brookstone Partners (“Brookstone”).  In his role at Brookstone, Mr. Jacobson is responsible for managing B.P. Mezzanine Capital, LLC, a captive mezzanine fund which primarily invests alongside Brookstone’s equity capital as well as working with the firm's Limited Partners.  Prior to joining Brookstone, Mr. Jacobson was a specialist on the New York Stock Exchange from 1982 to 2004.  He started his career with CMJ Partners and continued with Wagner, Stott and Mercator after their merger.  Mr. Jacobson became a member of the managing committee at each firm where he was involved in both day to day and policy decisions.  Mr. Jacobson was also a NYSE Floor Governor and a member of the NYSE Market Performance Committee which sets rules and procedures for NYSE trading.  Mr. Jacobson graduated from Boston University with a B.S. in Business Administration in 1981.

Michael Dodd. Mr. Dodd, is currently serving as the Chief Executive Officer of 3D Global Solutions Inc. (“3D”).  3D provides professional program management services to governments, corporations and global organizations.  His responsibilities at 3D include providing senior leadership in all aspects of sales, marketing, production, and administration. Prior to joining 3D, Mr. Dodd was a Managing Director of the Federal Technology Group of Audio Visual Innovations, Inc., where he served as an advisor to management and the Board of Directors in matters relating to strategic growth in vertical market opportunities.  Mr. Dodd graduated from Catholic University of America with a B.A. in Political Science in 1994.  He also served in the United States Military from September 1989 through October 2000.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the election of the six nominees listed above.

CORPORATE GOVERNANCE

NOMINATION OF DIRECTORS

We do not maintain a nominating committee of the Board.  Nominations for election or appointment to the Board are made by the full Board.  Because of our small size we do not believe that a nominating committee would significantly improve our nomination process.  We do not have in place procedures by which security holders may recommend nominees to the Board and have not received any recommendations for nominee for the Board from any security holders.

Our Board has determined that the current nominees would be valuable members of the Board for the following reasons:

James Kerstein because he is one of the founders of Axion and has worked with Rutgers in developing applications and markets for Recycled Structural Composites. He has been in the plastics industry for over 20 years and has started or turned around four different enterprises within that industry.

Miles Slater because he brings years of financial experience to the table having served as CEO of Solomon Brothers International. His diverse interests and broad based contacts positively impact Axion. By acting as our Interim President, he brings a deeper understanding of Axion and its challenges.

Alan Siegel because, as CEO and Director of Siegel + Gale, he has spent much of his career positioning companies for competitive success. His vast marketing and branding experience increases his value to the Board as we grow.

Brad Love because he has been an effective communicator of our plans to the marketplace and an effective fund raiser. He has extensive experience in raising investment capital and often brings an investor’s perspective to Board discussions.

Perry Jacobson because he has extensive experience at the mezzanine financing level garnered as Managing Director of Brookstone Partners. His day to day decision making background as well as his broad experience are seen as important attributes to a growing company.

Michael Dodd because he has experience assembling and managing resources for new infrastructure projects for businesses, governments and agencies. He specializes in federal contracting.

COMPENSATION

We do not maintain a compensation committee of the Board.  Compensation of executive officers and directors are made by the full Board.  Because of our small size we do not believe that a compensation committee would significantly improve our compensation determination process.  The Board has not delegated any of its authority to set the compensation of executive officers and in the year ended September 30, 2009 did not engage compensation consultants to advise on compensation matters.

We do not have a standard policy or procedure for the determination of executive and director compensation.  The compensation of our present chairman and chief executive officer, James Kerstein, and our former president, Marc Green were specified in employment agreements negotiated and executed at the time of the 2008 merger between Axion International, Inc. and Analytical Surveys Holdings, Inc. based upon discussions among the parties to the merger transaction.  In connection with Miles Slater agreeing to assume the role of interim president upon Mr. Green’s resignation, Mr. Slater’s compensation was determined based on direct discussions between him and other board members.  In the determination of compensation of other executive officers and directors, it is presently expected that our chairman and chief executive officer will have a lead role in advising the Board on discussions with candidates, the evaluation of competitive compensation levels and the appropriateness and structure of any incentive compensation.

DIRECTOR INDEPENDENCE

Axion is not a listed issuer with securities listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the Board be independent.  However, the Board has determined that Alan Siegel, Perry Jacobson and Michael Dodd are independent directors by reference to Section 803 of the Company Guide of the NYSE Amex.

THE BOARD AND ITS COMMITTEES

Audit Committee

The only committee of the Board of Directors during the past fiscal year was our Audit Committee, with Lori Jones as its sole member.  Ms. Jones was not deemed to be an independent director.  The Audit Committee charter is attached as Appendix B.  Ms. Jones resigned from the Board in September 2010. At present, there is no Audit Committee and the entire Board performs the function of an Audit Committee.  The Board plans on revisiting the possibility of forming a separate Audit Committee after the Annual Meeting and directors have been elected.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of its financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of JSW as our independent public accountant.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2009 with management and has discussed with JSW the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received from JSW the written disclosures and the letter from JSW regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding JSW communications with the Audit Committee, and the Audit Committee further discussed with JSW their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on these reviews and discussions, the Committee recommended to the Board that the audited consolidated financial statements be included in Axion’s annual report on Form 10-K for the fiscal year ended September 30, 2009, as amended.

JAMES KERSTEIN
MILES SLATER
ALAN SIEGEL
BRAD LOVE

BOARD'S LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The positions of chief executive officer and chairman of the Board are held by the same person, James Kerstein. Because of our small size, we believe this structure to be adequate.  The Board will continue to assess the appropriateness of this structure as part of the Board's broader role in identifying and attracting potential new executive officers and Board candidates in planning for future growth.

The Board as a whole is responsible for oversight of risks that could affect our company. This oversight is conducted primarily through frequent informal communication among individual members, but the full Board has retained responsibility for general oversight of risks.

The Board met or acted by written consent approximately ten times during the fiscal year ended September 30, 2009.

SHAREHOLDER COMMUNICATION WITH DIRECTORS

Generally, shareholders who have questions or concerns should contact James Kerstein, our CEO at our offices located at 180 South Street, Suite 104, New Providence, NJ 07974. However, any shareholder who wishes to address questions regarding our business directly to the Board, or any individual director, can direct questions to the Board or a director by regular mail to our Secretary at the address above. You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a shareholder, customer, supplier, or other interested party.

Communications received by the Secretary are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication, unless the Secretary determines that the communication is unrelated to the duties and responsibilities of the Board, such as product inquiries, resumes, advertisements or other promotional material. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will also not be distributed to the Board or any director. All communications excluded from distribution will be retained and made available to any non-management director upon request.

CODE OF CORPORATE CONDUCT AND ETHICS

We adopted a code of ethics which our senior financial officers, executive officers, and general and project managers are expected to adhere to and promote throughout the organization.  Our code of ethics may be found on our website at www.axionintl.com/legal.html.  We intend to disclose on our website any waivers or amendments to our code of ethics within five business days of such action.

DIRECTOR COMPENSATION

We have not established a standard compensation policy covering all non-employee directors for their service on the Board of Directors or committees of the Board.  In 2009, in connection with the appointment of two new directors, we issued stock options exercisable for 150,000 shares each to Alan Siegal and Miles Slater for their services.  We also issued stock options exercisable for 125,000 shares to Lori Jones.  The options carry an exercise price of $1.13 and vest over a three-year period.  In addition, we issued stock options exercisable for 150,000 shares to Brad Love, who was appointed a director in 2010.  The options carry an exercise price of $1.22 and vest over a three-year period.  James Kerstein, our chief executive officer, does not receive any compensation for his service on the Board.  The Board of Directors intends to review its Board compensation and compensation policies on a periodic basis for the foreseeable future.

The following table shows compensation to all directors who were not also employees or officers during fiscal year ended September 30, 2009.

Compensation of Directors

Name	Option Awards	All Other Compensation	Total
Lori Jones	$17,895	-	$17,895
Alan Siegel	28,632	-	28,632
Miles Slater	28,632	-	28,632
Michael Martin (1)	-	-	-

(1) Mr. Martin resigned as a member of the Board of Directors in May 2009.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our current executive officers along with their current positions.

Name	Age	Position with the Company
James Kerstein	51	Chief Executive Officer and Director
Miles Slater	71	Interim President and Director
Gary Anthony	49	Treasurer and Chief Financial Officer

The principal occupations of and certain other information about Mr. Kerstein and Mr. Slater is presented under “ELECTION OF DIRECTORS” above.

Gary Anthony.  Mr. Anthony was appointed our Chief Financial Officer in October 2009 and Treasurer in May 2010.  Prior to joining Axion, from October 2007 to December 2009, Mr. Anthony served as Controller and Vice President/Controller of Xenomics, Inc., a molecular diagnostics company, and from November 2004 through October 2007, served as the Director of Accounting and Compliance for Palatin Technologies, Inc., a pharmaceutical company. Previously, he provided CFO, controller and consulting services to various privately-owned and publicly-traded manufacturing and service companies and served on the audit staff of Cooper & Lybrand.  Mr. Anthony earned his BS in Accounting from Monmouth College in 1983.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth, for the years indicated, all compensation, paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our Chief Executive Officer, our former Chief Executive Officer and all other executive officers who received or are entitled to receive compensation in excess of $100,000 during the stated period.

Summary Compensation Table
Name and	Fiscal	Salary	Bonus	Option Awards	All other Compensation		Total
Principal Position	Year	($)	($)	($)	($)		($)

James Kerstein	2009	208,000	-	-	10,200	(1)	218,200
Chief Executive Officer	2008	208,000	-	-	10,200	(1)	218,200

Marc Green(2)	2009	120,000	-	-	-		120,000
President and Treasurer	2008	120,000	-	-	-		120,000

Michael Johnson (3)	2009	71,250	-	-	-		71,250
Former Chief Financial Officer and Secretary	2008	22,500	-	-	-		22,500

Gary Anthony (4)	2009	2,885	-	-	-		2,885
Treasurer and Chief Financial Officer	2008	-	-	-	-		-

(1) Includes an automobile allowance in the amount of $850.00 per month.
(2) Marc Green resigned as President and Treasurer in May 2010.
(3) Michael Johnson joined us in April 2008 as Chief Financial Officer on a part-time basis and resigned in October 2009
(4) Gary Anthony was appointed Chief Financial Officer on a part-time basis in October 2009 and Treasurer in May 2010.

EMPLOYMENT AGREEMENTS

James Kerstein

Axion International entered into an employment agreement, dated as of January 1, 2008, with Mr. Kerstein that provides for his continued employment with Axion International as Chief Executive Officer through January 1, 2013. Under the terms of the employment agreement, Mr. Kerstein receives annual base compensation in the amount of $208,000, which will be increased to the following amounts upon reaching the following revenue milestones: (i) $388,000 upon Axion International achieving annual revenues of $10,000,000, (ii) $488,000 upon Axion International achieving annual revenues of $15,000,000, and (iii) $508,000 upon Axion International achieving annual revenues of $25,000,000.  Mr. Kerstein is also entitled to receive benefits (including health insurance) provided to other senior executives and automobile allowance of $850 per month.

In addition, Mr. Kerstein was awarded options to purchase 16 shares of common stock of Axion International at an exercise price of $1.00 per share.  As a result of the Merger and the reverse stock split, such options were automatically converted into the right to purchase 762,076 shares of our common stock, at an exercise price of $.00002 per share.  The options are exercisable for a term of five years, of which (i) 190,519 shares vest upon Axion International achieving annual revenues of $10,000,0000, (ii) 285,779 shares vest upon Axion International achieving annual revenues of $15,000,000 and (iii) 285,779 shares vest upon Axion International achieving annual revenues of $25,000,000; provided, all of the options vest in the event of (i) a change of control, as defined in his employment agreement, (ii) termination of Mr. Kerstein’s employment by Axion International without cause, as defined in his employment agreement, or (iii) termination of Mr. Kerstein’s employment by Mr. Kerstein  for good reason, as defined in the employment agreement.

If Mr. Kerstein is terminated without cause, as defined in his employment agreement, or by Mr. Kerstein for good reason, as defined in his employment agreement, he will receive (i) the remainder of his salary, (ii) benefits provided to other senior executives and (iii) automobile allowance of $850 per month, each through the normal expiration date of his employment term.  If Mr. Kerstein is terminated due to his permanent disability, he will receive for a period of six months (i) his base salary, (ii) benefits provided to other senior executives and (iii) automobile allowance of $850 per month.  In addition, if Mr. Kerstein is terminated due to his death, he will receive base salary for a period of six months.

The agreement also contains covenants governing confidentiality, non-competition and non-solicitation upon the termination of his employment. The non-compete continues for a period of 12 months following termination of Mr. Kerstein’s employment.

Mr. Kerstein’s agreement was amended in December 2008 solely for the purpose of making it more compliant with provisions of Section 409A of the Internal Revenue Code that took effect on December 31, 2008.

Marc Green

On May 14, 2010, Marc Green resigned as President and Treasurer of Axion and Axion International, its wholly-owned subsidiary.  The resignation of Mr. Green was not a result of any disagreement with us.  In connection with his resignation, Mr. Green agreed to terminate his employment agreement.  Mr. Green, however, has agreed to remain an employee of the Axion International, as an “at-will” employee.

Axion International had entered into an employment agreement, dated as of January 1, 2008, with Mr. Green that provided for his employment with Axion International as President through January 1, 2011. Under the terms of the employment agreement, Mr. Green received annual base compensation in the amount of $120,000, to be increased upon reaching certain revenue milestones.  Mr. Green also received benefits (including health insurance) provided to other senior executives.  In addition, Mr. Green was awarded options to purchase eight shares of common stock of Axion International at an exercise price of $1.00 per share.  As a result of the Merger and reverse stock split, such options were automatically converted into the right to purchase 381,038 shares of our common stock, at an exercise price of $.00002 per share.  The options were exercisable for a term of five years and vest upon Axion International achieving annual revenues of $25,000,000.  In connection with his resignation, Mr. Green’s options have been cancelled.

Lori A. Jones

We had entered into an employment agreement, dated as of April 1, 2005, with Ms. Jones that provided for her continued employment as Chief Executive Officer or such other position as may be mutually agreed. Under the terms of the employment agreement, Ms. Jones was entitled to receive a base salary of $175,000 and bonus compensation of $50,000 payable in 12 monthly installments upon the shareholder approval or closing of an acquisition, merger or other strategic transaction.  Pursuant to an agreement dated March 28, 2008, Ms. Jones agreed to receive 25,000 shares of our common stock in lieu of the $50,000 cash bonus she was entitled to receive as a result of the Merger.  Ms. Jones was also entitled to receive benefits provided to other senior executives.  Ms. Jones also participated in an incentive reward program, which includes a 1% overriding royalty interest that is proportionately reduced to our net interest in all oil and gas deals.

Upon termination of Ms. Jones’ employment without cause, as defined in her employment agreement, or if she resigned her employment for good reason, as defined in her employment agreement, including a termination of employment in connection with a change of control, as defined in her employment agreement, Ms. Jones was entitled to receive salary for a period of twelve months.  Ms. Jones agreed to terminate her employment agreement without any obligation on our part to pay her severance.

In April 2008, we entered into a consulting arrangement with Ms. Jones whereby Ms. Jones agreed to continue to provide consulting services to our management team through December 2008 at which time the arrangement terminated.  Pursuant to the consulting arrangement, Ms. Jones received a fixed fee of $22,500 plus a monthly fee of $3,000.

Miles Slater

On May 14, 2010, subsequent to our fiscal year ended September 30, 2009, we engaged Miles Slater as our interim President.  As compensation for his services as President, on May 18, 2010, Mr. Slater was issued 340,000 three year warrants exercisable at $1.65 per share, of which 100,000 shares vested immediately, and 60,000 shares vested on each of the four (4) consecutive months thereafter.  In addition, following six months, we may at our sole discretion award Mr. Slater 160,000 additional warrants exercisable at $1.65 per share.

Outstanding Equity Awards at 2009 Fiscal Year-End

Outstanding Equity Awards at Fiscal Year End
Option Awards

Name	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
James Kerstein	762,076	$.00002	1/1/2013
Marc Green	381,038	.00002	1/1/2013

STOCK OWNERSHIP INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.  Officers, directors, and greater than 10% shareholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during fiscal 2009, all such filing requirements were met, except Mr. Siegel did not file a Form 3 upon becoming a director, Insight Partners, LLC did not file a Form 3 upon becoming a 10% shareholder, and both Richard Rosenblum and David Stefansky, the managing members of Harborview Master Fund, LP, Harborview Capital Management, LLC, and Harborview Advisors, LLC, failed to file Form 3s upon becoming 10% shareholders.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of September 2, 2010, by each of our directors, each of our executive officers, all of our executive officers and directors as a group, and by any person or “group,” as that term is used in Section 13(d)(3) of the Exchange Act, known to us to own beneficially more than 5% of the outstanding shares of our common stock. Except as otherwise set forth below, the address of each of the persons listed below is c/o Axion International Holdings, Inc., 180 South Street, Suite 104, New Providence, New Jersey 07974.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
James Kerstein (2)	2,000,450	9.1%
Alan Siegel(3)	169,318	*
Miles Slater(4)	651,112	2.9%
Bradley Love(5)	777,028	3.4%
Perry Jacobson(6)	188,575	*
Michael Dodd	-	*
Gary Anthony	-	*
Harborview Master Fund, L.P. (7)(8)(9)	1,919,688	8.6%
Harborview Advisors, LLC(7)(8)(9)(10)	1,919,688	8.6%
Richard Rosenblum(7)(8)(9)(11)	2,506,638	11.2%
David Stefansky(7)(8)(9)(12)	2,506,638	11.2%
Insight Partners LLC 4800 Hampden Lane 7th Floor Bethesda, MD 20814 (13)	1,862,505	8.4%
ADH Ventures 24 Addison Drive Fairfield, NJ 07004	1,142,222	5.2%
All directors and officers as a group (7 persons)(14)	3,786,483	16.4%

* Less than 1% of outstanding shares.

(1)
As of September 2, 2010, we had 22,022,430 shares of common stock outstanding.  Unless otherwise indicated in these footnotes, each shareholder has sole voting and investment power with respect to the shares beneficially owned. All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or shareholder, as the case may be, or from our records.

(2)	Excludes shares issuable upon exercise of options to purchase 762,076 shares of common stock, which options have not yet vested.

(3)	Includes shares issuable upon exercise of options to purchase 112,500 shares of common stock.

(4)	Includes options and warrants to purchase 452,500 shares of common stock.

(5)
Includes options and warrants to purchase 332,281 shares of common stock held by Mr. Love.  Also includes 50,000 shares of common stock, 111,111 shares of common stock issuable on conversion of convertible notes and warrants to purchase 120,000 shares of common stock all of which are held jointly with his spouse. Excludes warrants to purchase 100,000 shares of common stock that are exercisable if the price of our common stock is above $1.50 per share.

(6)	Includes 175,575 shares held by a limited liability company as to which Mr. Jacobson shares beneficial ownership and has the shared power to vote.

(7)
The principal business address of the shareholder is c/o Harborview Advisors LLC, 850 Third Avenue, Suite 1801, New York, New York 10022. Information for this shareholder is based on the shareholder’s Schedule 13D filed with the SEC.

(8)	Includes warrants to purchase 200,000 shares of common stock and 150,000 shares of common stock issuable on conversion of convertible notes.

(9)	Excludes 138,000 shares issuable upon conversion of a convertible note that limits conversion to the extent that the holder would own in excess of 9.9% of our outstanding shares.

(10)
Includes 1,919,688 shares beneficially owned by Harborview Master Fund, L.P. as to which shares Harborview Advisors, LLC, as the general partner of Harborview Master Fund, L.P., has sole power to vote, or to direct the vote, and sole power to dispose, or direct the disposition.

(11)
Includes 1,919,688 shares beneficially owned by Harborview Master Fund, L.P.  and 586,950 shares beneficially owned by Harborview Capital Management, LLC, as to which shares Mr. Rosenblum, as a managing member of Harborview Advisors, LLC and Harborview Capital Management, LLC, has shared power to vote, or to direct the vote, and shared power to dispose, or direct the disposition.

(12)
Includes 1,919,688 shares beneficially owned by Harborview Master Fund, L.P.  and 586,950 shares beneficially owned by Harborview Capital Management, LLC, as to which shares Mr. Stefansky, as a managing member of Harborview Advisors, LLC and Harborview Capital Management, LLC, has shared power to vote, or to direct the vote, and shared power to dispose, or direct the disposition.

(13)	Includes options to purchase 169,323 shares of common stock.

(14)	Excludes 101,960 shares (inclusive of 75,000 shares issuable upon exercise of options) owned by Lori Jones. Ms. Jones was a director until September 14, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Harborview Master Fund, L.P.

In July 2009, we issued a 0% short-term note to Harborview Master Fund, L.P. (“Harborview”) in the amount of $100,000 together with three-year warrants to purchase 100,000 shares of our common stock at an exercise price of $0.88 per share.  The amount of the note was repaid during the fiscal year ended September 30, 2009.  In February 2010, we issued a 10% short-term note to Harborview in the amount of $300,000 convertible at the rate of $2.00 per share together with five-year warrants to purchase 100,000 shares of our common stock at an exercise price of $2.50 per share. In addition, in September 2009 and February 2010, we entered into consulting agreements with Harborview Capital Management, LLC pursuant to which Harborview Capital Management, LLC provided financial consulting services to us. Richard Rosenblum and David Stefansky are managing members of Harborview Capital Management, LLC, and Harborview Advisors, LLC, the general partner of Harborview Master Fund, L.P.  As compensation for services rendered under the consulting agreements, we issued to Harborview Capital Management, LLC an aggregate of 400,000 shares of our common stock and agreed to reimburse them for out-of-pocket expenses relating to their activities under this agreement.  Furthermore, per the February 2010 agreement, Harborview Capital Management, LLC was entitled to receive additional compensation upon successful completion of a transaction whereby, as a result of Harborview Capital Management, LLC’s efforts, we are sold to or acquire another party (or its assets) or sell or license technology to another party.  The agreements were terminated in June 2010.  In connection with the termination, we agreed to pay Harborview Capital Management, LLC $50,000, of which $25,000 was paid at termination.

Regal Capital LLC.

Pursuant to a management consulting agreement with Regal Capital LLC (“Regal’), of which our former Secretary and Director Michael Martin was managing partner, we paid to Regal a $247,500 in the aggregate for management consulting services.  In addition, we issued to Regal five-year warrants for 156,256 shares of our common stock exercisable at $0.88 per share.  In May 2009, we issued a 0% short-term note to Regal in the amount of $25,000 together with five-year warrants for 30,000 shares of our common stock at an exercise price of $0.88 per share.  The amount of the note was repaid during the fiscal year ended September 30, 2009.  In addition, we entered in to a three-year sales agreement with Regal under which Regal would earn sales commissions based on our sales to customers introduced to us by Regal.

ADH Ventures LLC.

Simultaneous with the 2008 merger of Axion International, Inc. and Analytical Surveys, Inc. ADH Ventures, LLC (“ADH”) purchased $1,000,000 of outstanding principal amount of our debentures. Following certain additional financings, redemptions and modifications during the fiscal year ended September 30, 2008, there was outstanding an aggregate of $278,236 of debentures held by ADH as of October 1, 2008 and September 30, 2009, which were convertible in to shares of our common stock at a conversion price of $0.30 per share.  Subsequent to the fiscal year ended September 30, 2009, we paid ADH $6,260 of interest in cash, issued 187,483 shares of common stock at $0.30 per share in full satisfaction of $56,245 in accrued interest earned under the debentures and converted the remaining principal balance of $278,236 into 927,453 shares of common stock.  In addition, in September 2010, we agreed to issue to ADH two-year warrants exercisable for an aggregate of 287,500 shares of common stock at an exercise price of $0.40 per share for additional consideration claimed by ADH to be owed in connection with prior conversions.

Bradley Love.

In January 2009, we issued Mr. Love three year options to purchase 50,000 shares at $0.01 per share in consideration for business development and financial consulting services.  Mr. Love subsequently exercised these options.  In 2009, as a consultant to Regal Capital LLC, Mr. Love received compensation from Regal of $62,500 and warrants to purchase an aggregate of 138,281 shares of our common stock at an exercise price of $0.88 per shares.  Some of the warrants expire on December 31, 2013 and the others expire on December 11, 2014 and January 21, 2015.  In 2009, as a registered representative with Bedminster Financial Group, Mr. Love received $48,000 in commissions with regard to our private placement.  In June 2009, Mr. Love and his spouse loaned us $100,000 pursuant to an interest-free short-term promissory note (the "Note").  As consideration for the loan we issued them a five year warrant to purchase 120,000 shares at $0.88 per share.  In September 2009, they rolled the principal amount of the Note into a $100,000 18-month convertible debenture. Interest under the debenture is 10% per annum (or 12% per annum if paid in stock at a conversion rate of $0.90 per share, at their discretion).  The conversion rate of the debenture is $0.90 per share.  The convertible debenture was issued together with five year warrants to purchase 100,000 shares at an exercise price of $0.90 per share.  Mr. Love also has a security interest in all of the proceeds payable to us arising out the action captioned Analytical Surveys, Inc. v. Tonga Partners, L.P., Cannell Capital LLC and Carlo Cannell, pending in the United States District Court, Southern District of New York, Civil Action No. 06-cv-2692.  As of the date hereof, $3,078 had been paid in interest under the debenture, and the principal amount of the debenture still owing was $100,000.  In September 2009, we entered into a financial consulting agreement with Mr. Love pursuant to which Mr. Love provides consulting services related to assistance with obtaining potential customers for our products in the U.S. and internationally, promoting us and our products to potential investors and identifying potential strategic partners, acquisition opportunities and joint venture partners for the expansion and development of our business and products.  The Agreement was amended in March 2010 to provide for a five year term.  Under the agreement, Mr. Love will receive five year warrants to purchase up to 360,000 shares of our common stock at an exercise price of $0.90 per share, exercisable over the term of the agreement at the rate of 72,000 shares per year.

Rutgers Agreements.

Pursuant to a License Agreement (the “License Agreement”) with Rutgers, formerly a 5%-shareholder, Axion International has acquired an exclusive royalty-bearing license in specific but broad global territories to make, have made, use, sell, offer for sale, modify, develop, import and export products made using patent and patent pending applications owned by Rutgers.  As a result of the License Agreement, Axion International was granted the right to grant sublicenses. These exclusive rights are for the following territories:  United States, Canada, Central America, the Caribbean, Mexico, South America, South Korea, Saudi Arabia and Russia.  We also have co-exclusive rights for China.  We plan to use these patented technologies in the production of structural plastic products such as railroad crossties, bridge infrastructure, utility poles, marine pilings and bulk heading.

Axion International is obligated to pay 1.5 – 3.0% royalties on various product sales to Rutgers, subject to a minimum of $10,000 in calendar year 2008, increasing to and remaining constant at $200,000 by and after calendar year 2011, and to reimburse Rutgers for certain patent defense costs.  We also pay annual membership dues to AIMPP, a department of Rutgers, as well as consulting fees for research and development processes.  In the fiscal year ended September 30, 2009, we recorded approximately $24,000 of royalty expense due to Rutgers.

The License Agreement runs until the expiration of the last to expire issued patent within the Rutgers’ technologies licensed under the License Agreement, unless terminated earlier.

We also enter into research agreements with Rutgers from time to time.  During the fiscal year ended September 30, 2009, we recorded approximately $180,000 of research expenses for work performed for us under these agreements.

PROPOSAL NO. 2

APPROVAL OF THE AXION INTERNATIONAL HOLDINGS, INC. 2010 STOCK PLAN

We are submitting the Axion International Holdings, Inc. 2010 Stock Plan (the “Stock Plan” or “Plan”) to our shareholders for approval at the annual meeting.  The Stock Plan is intended to conserve cash as well as to encourage ownership of shares of our common stock by our employees, our directors and certain of our consultants in order to attract such people, to induce them to work for our benefit or the benefit of one of our affiliates and to provide additional incentive for them to promote our success.

The Stock Plan is conditioned upon shareholders’ approval.  The purposes of obtaining shareholder approval include qualifying the Stock Plan under the Internal Revenue Code (the “Code”) for the granting of incentive stock options and meeting the requirements for tax-deductibility of certain compensation items under Section 162(m) of the Code.

The following general description of certain features of the Stock Plan is qualified in its entirety by reference to the Stock Plan, which is attached as Appendix  A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Stock Plan.

Our Board adopted the Stock Plan effective September 15, 2010, subject to the approval of our shareholders.  The Stock Plan authorizes the grant of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.  The number of Shares which may be issued from time to time pursuant to the Plan is 3,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan (the “Maximum Shares”).  If an Option ceases to be outstanding, in whole or in part (other than by exercise), or if we reacquire any Shares(at no more than its original issuance price) issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right will again be available for issuance pursuant to the Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if our or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of calculating the remaining available Shares from the Maximum Shares shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

The Stock Plan is administered by the Board, except to the extent the Board delegates its authority to a committee of the Board, in which case the Committee shall be the Administrator.  The Board will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of our company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of our company or an Affiliate. The granting of any Stock Right to any individual neither entitles that individual to, nor disqualifies him or her from, participation in any other grant of Stock Rights.

Each Option will be set forth in writing in an Option Agreement, duly executed by us and, to the extent required by law or requested by us, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under the Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by our shareholders of this Plan or any amendments thereto.

Non-Qualified Options.  Each Option Agreement shall state the number of Shares to which it pertains and the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.  The Option Agreement shall also state the date or dates on which it is first exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events. Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for us and our other shareholders, including requirements that the Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and the Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.  Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

ISOs.  Each Option intended to be an ISO shall be issued only to an Employee and be subject to the terms and conditions outlined below, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service.  The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) of the Stock Plan.  Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code 10% or less of the total combined voting power of all classes of our stock or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option.  However, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code more than 10% of the total combined voting power of all classes of our stock or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant. For Participants who own 10% or less of the total combined voting power of all classes of our stock or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.  For participants who own more than 10% of the total combined voting power of all classes of our stock or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.  The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under the Plan or any other ISO plan of ours or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

Stock Grants. Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by us and, to the extent required by law or requested by us, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and our best interest, subject to the following minimum standards that each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Colorado Business Corporation Act on the date of the grant of the Stock Grant; each Agreement shall state the number of Shares to which the Stock Grant pertains; and each Agreement shall include the terms of any of our right to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

Stock-Based Awards.  The Board also has the right to grant other Stock-Based Awards based upon our Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by us and, to the extent required by law or requested by us, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in our best interest.

As of September 2, 2010, the closing price of our common stock, as reported by the OTC Bulletin Board was $1.20 per share.

The following is a brief summary of the U.S. federal income tax consequences of certain transactions under the Stock Plan based on federal income tax laws in effect on September 2, 2010.  This summary applies to the Stock Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees.  The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof.  This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Grants of options or stock appreciation rights are generally not taxable income to the grantees or deductible for tax purposes by us at the time of the grant.  In the case of non-qualified stock options, a grantee will be deemed to receive ordinary income upon exercise of the stock option, and we will be entitled to a corresponding deduction, in an amount equal to the amount by which the fair market value of the common stock purchased on the date of exercise exceeds the exercise price.  The exercise of an ISO will not be taxable to the grantee or deductible by us, but the amount of any income deemed to be received by a grantee due to premature disposition of common stock acquired upon the exercise of an ISO will be a deductible expense of ours for tax purposes.  In the case of stock appreciation rights, a grantee will be deemed to receive ordinary income upon exercise of the right, and we will be entitled to a corresponding deduction, in an amount equal to the cash or fair market value of shares payable to the grantee. Grantees of restricted stock awards generally will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the restrictions on the shares lapse and the shares become transferable.  At that time, we will be entitled to a corresponding deduction equal to the amounts recognized as income by the grantees in the year in which the amounts are included in the grantees’ income. Grantees of stock issued pursuant to other stock awards will generally receive ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the amount by which the fair market value of the common stock on the date of issuance exceeds the grantee's cash or other payment to us, if any.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for certain compensation in excess of $1 million per year paid to each of the five most highly compensated executive officers, exclusive of compensation that is “performance-based.”  We have designed the Stock Plan in a manner that is intended to qualify the options and any stock appreciation rights granted under the Stock Plan as performance-based compensation that will not be subject to the deduction limitation of Section 162(m).  Any grant of restricted stock or other stock award could (but is not required to) be designed to avoid any such deduction limitation.

The Plan may be amended by our shareholders.  The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. In addition, if the stock exchange on which the Shares are traded amends its corporate governance rules so that such rules no longer require shareholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to those rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin- off or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless shareholder approval is obtained.

Because Awards under the Stock Plan will be granted at the discretion of the Board, the type, number, recipients, and other terms of such Awards cannot be determined at this time.  No awards have been granted under the Plan.

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of September 30, 2009:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average Exercise price of Outstanding options, warrants and rights	Number of securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders:	0	0	2,886,550

Equity compensation plans not approved by security holders:	2,344,799	$0.49	21,250

Total	2,344,799	$0.49	2,907,800

The Board recommends a vote FOR approval of the Axion International Holdings, Inc. 2010 Stock Plan.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, has appointed the firm of JSW as our independent registered public accountants for the fiscal year ending September 30, 2010, subject to ratification by the shareholders.

JSW served as our independent registered public accounting firm for fiscal 2009 and fiscal 2008.

All audit and professional services are approved in advance by the Audit Committee to assure such services do not impair the auditor’s independence from us.  The total fees by JSW for 2009 and 2008 were $44,500 and $22,250, respectively.  The following table shows the aggregate fees for professional services rendered during the years ended September 30, 2009 and 2008.

	Amount ($)
Description of Fees	2009	2008
Audit Fees	$44,500	$22,250
Audit-Related Fees	-0-	-0-
Tax Fees	-0-	15,000
All Other Fees	-0-	-0-

Total	$44,500	$37,250

Audit Fees
Represents fees for professional services provided for the audit of our annual financial statements, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees
Represents the fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

The Audit Committee has determined that JSW rendering of these audit-related services was compatible with maintaining auditor’s independence.  The Board of Directors considered JSW to be well qualified to serve as our independent public accountants.  The Committee also pre-approved the charges for services performed in 2009 and 2008.

The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied.

Representative(s) of JSW will not be present at the annual meeting.

The Board recommends a vote FOR ratification of JSW as our independent registered public accountants.

OTHER ITEMS OF BUSINESS

We are not aware of any matters, other than the items of business discussed in this proxy statement, which may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of shareholders, such proposals must be received no later than May 29, 2011.  Proposals that are not received in a timely manner will not be voted on at the next annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All shareholder proposals should be marked for the attention of the Secretary at our executive offices, 180 South Street, Suite 104, New Providence, NJ 07974.

AVAILABILITY OF ANNUAL REPORT

A copy of our annual report on Form 10-K as amended for the fiscal year ended September 30, 2009, as filed with the SEC, including the consolidated financial statements and schedules but excluding exhibits, is being sent with this proxy statement without charge to each person whose proxy is being solicited. It also is available free of charge upon written request to Axion International Holdings, Inc., Attn: Investor Relations, 180 South Street, Suite 104, New Providence, NJ 07974, or by calling 908-542-0888.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By order of the board of directors,

Gary Anthony, Acting Secretary

September 28, 2010

APPENDIX A

AXION INTERNATIONAL HOLDINGS, INC.

2010 STOCK PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Axion International Holdings, Inc. 2010 Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.
Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.
Board of Directors means the Board of Directors of the Company.
Code means the United States Internal Revenue Code of 1986, as amended.
Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.
Common Stock means shares of the Company’s common stock, without par value.
Company means Axion International Holdings, Inc., a Colorado corporation.
Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.
Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
Fair Market Value of a Share of Common Stock means:

(1)           If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such date is not a trading day, the last market trading day prior to such date;

(2)           If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such date is not a trading day, the last market trading day prior to such date; and

(3)           If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.
Non-Qualified Option means an option which is not intended to qualify as an ISO.
Option means an ISO or Non-Qualified Option granted under the Plan.
Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Axion International Holdings, Inc. 2010 Stock Plan.
Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
Stock-Based Award means a grant by the Company under the Plan of an equity award or equity based award which is not an Option or Stock Grant.
Stock Grant means a grant by the Company of Shares under the Plan.
Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or Stock-Based Award.
Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.
2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)           The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b)           If an Option ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.
Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.
Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FO PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.           Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.
Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

b.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

c.
Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

d.
Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

e.	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

B.           ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (e) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.
Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)
Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Colorado Business Corporation Act on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)
Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above, or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Board may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock-Based Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

The Company shall then, if required pursuant to the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock- Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, pursuant to Section 409A of the Code.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided herein, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.
A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.
Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.
The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.
Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.
A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.
Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.
For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.
“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.
Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

a.
Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

b.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

c.
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b.
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b.
For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non- competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.
“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.
Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.
The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.
At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

A.           Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other noncash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraphs 3 and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B.           Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C.           Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company, other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

D.           Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24 and, subject to Paragraph 4, its determination shall be conclusive.

E.           Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option.

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON- QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on September 15 2020 the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. In addition, if the stock exchange on which the Shares are traded amends its corporate governance rules so that such rules no longer require shareholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to those rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin- off or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless shareholder approval is obtained.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Colorado.

34.	CODE OF SECTION 409A.

The Company intends that the Plan and any Stock Rights granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock Rights (and applicable investment earnings) shall not be included in income under Section 409A of the Code.

The following provisions shall apply to any Stock Right that is or may potentially be subject to the requirements of Section 409A of the Code.

(a)           The Agreement for any Stock Right that the Administrator reasonably determines to be a “non-qualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Plan applicable to that Stock Right, shall be construed in a manner consistent with, the applicable requirements of Section 409A of the Code, and the Administrator, in its sole discretion and without the consent of any Participant, may amend any Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Administrator determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(b)           If any Stock Right constitutes a Section 409A Plan, then the Stock Right shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

i.
Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

ii.
The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

iii.
Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

iv.
In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

Notwithstanding the foregoing, the Company does not make any representation to any Participant or Survivor that any Stock Rights made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Survivor for any tax, additional tax, interest or penalties that the Participant or any Survivor may incur in the event that any provision of this Plan, or any Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

APPENDIX B

Axion International Holdings, Inc.
Audit Committee Charter

Purpose

 The purpose of the committee shall be to assist the board in its oversight of the integrity of the financial statements of Axion International Holdings, Inc. (the “Company”) and the financial reporting process, the systems of internal accounting and financial controls, of the Company's compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Company's independent auditors.  In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company.

The committee shall have the following authority and responsibilities:

1. To discuss with management and with the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or Nasdaq requirements.

2. To recommend, for shareholder approval, the independent auditor to examine the Company's accounts, controls and financial statements. The committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The committee shall have the sole authority to approve all audit engagement fees and terms and the committee, or a member of the committee, must pre-approve any non-audit service provided to the Company by the Company's independent auditor.

3. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response, and the Company's risk assessment and risk management policies, including the Company's major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

4. To review the Company's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, the decisions made.

5. To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm's internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the committee will review at least annually all relationships between the independent auditor and the Company.

6. To prepare and publish an annual committee report in the Company's proxy statement.

7. To set policies for the hiring of employees or former employees of the Company's independent auditor.

8. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. This should include regular reviews of the compliance processes in general and the corporate ombudsman process in particular. In connection with these reviews, the committee will meet, as deemed appropriate, with the general counsel and other Company officers or employees.

The committee shall meet separately at least quarterly with management and annually with the Company's independent auditors.

The committee shall have authority to retain such outside counsel, experts and other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

The committee shall report its recommendations to the board after each committee meeting and shall conduct and present to the board an annual performance evaluation of the committee. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

Audit Committee: Key Practices

The audit committee has adopted the following key practices to assist it in undertaking the functions and responsibilities set forth in its charter:

1.
Meetings. The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least quarterly each year, and at such times and places as the Committee shall determine. The majority of the members of the Committee shall constitute a quorum.

2.	Review of Financial Statements. The committee will review the Company's 10-K in detail with the CEO, the CFO and the full board. The committee will meet to review the Company's 10-Qs with the CFO.
3.
Quarterly Review of CEO and CFO Certification Process. In conjunction with its reviews of the 10-Ks and 10-Qs, the committee will also review the process for the CEO and CFO quarterly certifications required by the SEC with respect to the financial statements and the Company's disclosure and internal controls, including any material changes or deficiencies in such controls.

4.
Approval of Audit and Non-Audit Services. In addition to approving the engagement of the independent auditor to audit the Company's consolidated financial statements, the committee will approve all use of the Company's independent auditor for non-audit services prior to any such engagement. To minimize relationships which could appear to impair the objectivity of the independent auditor, it is the committee's practice to restrict the non-audit services that may be provided to the Company by the Company's independent auditor primarily to tax services and merger and acquisition due diligence and integration services. The Company will obtain such limited non-audit services from the Company's auditor only when the services offered by the auditor's firm are more effective or economical than services available from other providers, and, to the extent possible, only following competitive bidding for such services.

5.
Hiring Guidelines for Independent Auditor Employees. The committee has adopted the following practices regarding the hiring by the Company of any partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance to the Company's independent auditor on any aspect of their certification of the Company's financial statements. "Audit assurance" includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

a.	No member of the audit team can be hired by the Company for a period of 2 years following association with that audit
b.	No former employee of the independent auditor may sign a Company SEC filing for 5 years following employment with the independent auditor
c.	No former employee of the independent auditor may be named a Company officer for 3 years following employment by the independent auditor.
6.
Process for Handling Complaints about Accounting Matters. As part of the board's procedure for receiving and handling complaints or concerns about the Company's conduct, the committee has established the following procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by ADO employees of concerns regarding questionable accounting or auditing matters.

a.
The Company will establish and publish on its website a telephone number for receiving complaints regarding accounting, internal accounting controls, or auditing matters.  The phone number will be a direct line to the chairman of the audit committee

b.	The chairman will send a record of all such complaints to members of the audit committee.
c.
All complaints will be tracked on a separate board of directors' ombuds docket, but handled by the Company's ombuds, finance and legal staffs in the normal manner, except as the audit committee may request.

d.	The status of the specially docketed complaints will be reported on a quarterly basis to the committee and, if the committee so directs, to the full board.
e.	The committee may request special treatment, including the retention of outside counsel or other advisors, for any complaint addressed to it.
7.	The Company's Code of Ethics prohibits any officer or manager from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.
8.
Audit Committee Memberships. The committee has determined that in view of the increasing demands and responsibilities of the audit committee, members of the committee should not serve on more than three additional audit committees of other public companies, and the chair of the committee should not serve on more than two other audit committees of a public Company. Existing relationships exceeding these limits may continue in place provided that the full board of directors determines that such relationships do not impair the member's ability to serve effectively on the committee.

9.
Member With Financial Expertise.  The committee will be composed of members that are able to read and understand financial statements.  One member will be a financial expert, with past employment in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background with which resulted in such individual’s sophistication.  Such similar experience shall be deemed to include a background in investment banking.

10.
Audit Partner Rotation. The committee shall ensure that the lead audit partners assigned by the Company's independent auditor to the Company, and to each of its subsidiaries that have securities registered with the SEC, as well as the audit partner responsible for reviewing the Company's audit shall be changed at least every five years.

11.
Shareholder Ratification of Independent Auditor. Although the committee has the sole authority to appoint the independent auditor, the committee will recommend that the board ask the shareowners, at their annual meeting, to approve the committee's selection of independent auditor.

AXION International Holdings, Inc.

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Telephone Voting Instructions

You can vote by telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the telephone must be received by 5:00 p.m., Eastern Time, on October 21, 2010.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

If you are voting by mail, please sign, date and mail your proxy card in the envelope provided as soon as possible.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

1. Election of Directors: 01 - James Kerstein 02 - Michael Dodd 03 - Perry P. Jacobson 04 - Bradley C. Love 05 - Alan Siegel 06 - Miles Slater

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐ 06 ☐

	For	Against	Abstain
2. To adopt the Axion International Holdings, Inc. 2010 Stock Plan.	☐	☐	☐
3. To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as Axion's independent auditors for the fiscal year ending September 30, 2010.	☐	☐	☐

In his discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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1 U P X 1 0 2 4 5 3 1

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▼ IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AXION International Holdings, Inc.

Proxy — AXION INTERNATIONAL HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints James Kerstein as proxy holder with full power of substitution, to vote all shares of common stock of Axion International Holdings, Inc., a Colorado corporation, held of record by the undersigned as of September 2, 2010 at Axion's annual meeting of shareholders to be held Friday, October 22, 2010 and at any postponement or adjournment of the meeting.

The proxy holders will vote the shares of the undersigned shareholder as instructed above. If no choice is specified by the shareholder, the proxy holder will vote the shares FOR the Election of Directors and FOR proposals 2 and 3.

The undersigned revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holder or his substitutes may lawfully do in accordance with the instructions on this proxy card.

Please complete, sign, date and return this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

If you are voting by mail, please sign, date and mail your proxy card in the envelope provided as soon as possible.

(Continued and to be signed on reverse side)